Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i)                                     Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)                                  Each of them is responsible for the timely filing of such schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

CDR-SATCO, L.L.C.

Date: February 12, 2008

	By:	/s/ David Wasserman
Name: David Wasserman
Title: Executive Vice President

CLAYTON, DUBILIER & RICE FUND VI
Limited Partnership
		By:	CD&R Associates VI Limited Partnership,
its general partner
By: CD&R Investment Associates VI,
Inc., its general partner

Date: February 12, 2008

		By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
			Title:	Vice President, Treasurer
and Assistant Secretary

CD&R ASSOCIATES VI Limited Partnership
	By:	CD&R Investment Associates VI,
Inc., its general partner
Date: February 12, 2008

		By:	/s/ Theresa A. Gore
		Name:	Theresa A. Gore
		Title:	Vice President, Treasurer and
Assistant Secretary

CD&R INVESTMENT ASSOCIATES VI,
INC.

Date: February 12, 2008

	By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary